EXHBIT 8.1

[LETTERHEAD OF SHEARMAN & STERLING LLP]

April 25, 2013

The Persons Listed on
Schedule I Hereto

SLM Student Loan Trust 2005-9:  Class A-6 Notes

Ladies and Gentlemen:

You have requested our opinion as to certain tax consequences related to the remarketing of the Class A-6 Notes (the “Notes”) by the SLM Student Loan Trust 2005-9 (the “Trust”).  The Trust is a Delaware statutory trust that was formed pursuant to a trust agreement, dated as of October 25, 2005, as amended and restated by an Amended and Restated Trust Agreement dated as of November 15, 2005, between SLM Funding LLC, a Delaware limited liability company (the “Company”) and Deutsche Bank Trust Company Americas, as successor eligible lender trustee for the Trust (the “Eligible Lender Trustee”).  Capitalized terms used herein and not otherwise defined are used as defined in the indenture dated November 1, 2005 (the “Indenture”), between the Trust, the Eligible Lender Trustee and Deutsche Bank National Trust Company, as successor indenture trustee, including, without limitation, Appendix A-1 thereto.

We originally participated in the preparation of the prospectus supplement dated November 4, 2005 (the “Prospectus Supplement”), and have participated more recently in the preparation of the base prospectus, dated April 2, 2013 (the “Base Prospectus”), the preliminary remarketing prospectus supplement for the Notes dated April 15, 2013 (the “Preliminary Remarketing Prospectus Supplement”), the free writing prospectus, dated April 15, 2013 (the “Initial Ratings FWP”), the free writing prospectus, dated April 15, 2013 (the “Exhibit I FWP”), the free writing prospectus, dated April 15, 2013 (the “Replines FWP”), the remarketing prospectus supplement for the Notes dated April 19, 2013 (the “Remarketing Prospectus Supplement”), the free writing prospectus, dated April 23, 2013 (the “Final Ratings FWP”) and the Registration Statement on Form S-3 (File No. 333-166301), filed with the Securities and Exchange Commission (the “SEC”) and as declared effective on September 10, 2010 (the “Effective Date”) (such Registration Statement, as amended, the “Registration Statement”).

Our opinion is based on an examination of the documents we examined in connection with our opinion to you, dated November 15, 2005, with respect to the Notes issued by the Trust (including, without limitation the Prospectus Supplement), and the Base Prospectus, the Preliminary Remarketing Prospectus Supplement, the Initial Ratings FWP, the Exhibit I FWP, the Replines FWP, the Remarketing Prospectus Supplement, the Final Ratings FWP and the

April 25, 2013

Registration Statement.  We have also examined such other documents, instruments and information related to or incidental to the transactions covered by the Base Prospectus, the Preliminary Remarketing Prospectus Supplement, the Initial Ratings FWP, the Exhibit I FWP, the Replines FWP, the Remarketing Prospectus Supplement and the Final Ratings FWP as we have considered necessary as a basis for our opinion.  Our opinion assumes that all facts stated or assumed and all representations contained in the foregoing documents are correct and that the parties thereto will comply with the terms thereof.

Our opinion is based, in addition to the foregoing, upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations, European Union Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the “Directive”) and other applicable authorities.  The statutory provisions, regulations and interpretations and the Directive upon which our opinion is based are subject to change, and such changes could apply retroactively.  In addition, there can be no assurance that positions contrary to those stated in our opinion will not be asserted by the Internal Revenue Service (the “IRS”) or another relevant taxing authority, or sustained, if asserted.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the conformity to original documents of all documents submitted to us as copies.  We have also assumed that all forms relating to U.S. federal income tax, whether filed with the IRS or delivered to parties in the transaction, have been and will be timely filed and are true, correct, validly executed and are in full compliance with applicable law.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

(i) The Notes will constitute indebtedness for U.S. federal income tax purposes.

(ii) For U.S. federal income tax purposes, the Trust will not constitute a publicly traded partnership, and, on the assumption that the Trust has not elected affirmatively to be classified as an association, the Trust will not constitute an association taxable as a corporation.

(iii) The statements set forth under the captions “Summary of Note Terms — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences” and “Appendix L — Global Clearance, Settlement and Tax Documentation Procedures — U.S. Federal Income Tax Documentation Requirements” in the Remarketing Prospectus Supplement and in the Preliminary Remarketing Prospectus Supplement, to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

(iv) The statements set forth under the captions “Summary of Note Terms — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences” and “Appendix L — Global Clearance,

April 25, 2013

Settlement and Tax Documentation Procedures — U.S. Federal Income Tax Documentation Requirements” in the Remarketing Prospectus Supplement and in the Preliminary Remarketing Prospectus Supplement, comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, and we do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Base Prospectus or required to be described in the Registration Statement, the Base Prospectus, the Preliminary Remarketing Prospectus Supplement or the Remarketing Prospectus Supplement which are not filed or incorporated by reference or described as required.

In the course of the preparation by the Company of the Registration Statement, the Base Prospectus, the Preliminary Remarketing Prospectus Supplement, the Initial Ratings FWP, the Exhibit I FWP, the Replines FWP, the Remarketing Prospectus Supplement and the Final Ratings FWP, we have participated in telephone conferences and conversations concerning the information contained in such documents with certain officers and other representatives of the Trust, the Company and other parties to the transactions to which this opinion letter pertains, but, except to the extent described in the two preceding paragraphs, we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified that information.  Although we do not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Base Prospectus, the Preliminary Remarketing Prospectus Supplement, the Initial Ratings FWP, the Exhibit I FWP, the Replines FWP, the Remarketing Prospectus Supplement and the Final Ratings FWP, on the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred to herein, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Registration Statement, the Base Prospectus, the Preliminary Remarketing Prospectus Supplement, the Initial Ratings FWP, the Exhibit I FWP, the Replines FWP, the Remarketing Prospectus Supplement and the Final Ratings FWP which causes us to believe that, as of its Effective Date or as of the date hereof, the Registration Statement , as related to matters opined herein, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of their dates or as of the date hereof, the Base Prospectus, the Preliminary Remarketing Prospectus Supplement, the Initial Ratings FWP, the Exhibit I FWP, the Replines FWP, the Remarketing Prospectus Supplement and the Final Ratings FWP as related to matters opined upon herein, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

We express no opinion with respect to the matters addressed in this opinion other than as set forth above.  We also do not address tax compliance issues and tax form-filing requirements, and we disclaim all responsibility relating to such issues and requirements.  This opinion is solely for the benefit of the addressees hereof and their permitted successors and assigns, and is not to be

April 25, 2013

relied upon for any purpose by any other person or entity.  We do not express any opinions herein as to matters governed by the law of any jurisdiction other than the federal law of the United States of America expressly referred to herein and, to the extent specified, the Directive.  Our opinion speaks only as of the date hereof.  Furthermore, we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Base Prospectus and the Remarketing Prospectus Supplement without implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Base Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.  Furthermore, copies of this opinion may be posted by the Trust or the Administrator to a password protected website accessible by any nonhired “nationally recognized statistical rating organization” (“NRSRO”) that provides to the Trust or the Administrator the certification required by subsection (e) of Rule 17g-5 under the Securities Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and agrees to keep this opinion letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this opinion letter, and each such NRSRO, by accessing a copy of this opinion letter, will be deemed to have agreed to comply with the terms of this sentence and not to provide copies of this opinion letter to any other person.

Very truly yours,

/s/ Shearman & Sterling LLP

ACG
KMG
MJL

April 25, 2013

Schedule I

SLM Education Credit Funding LLC
2001 Edmund Halley Drive
V2053
Reston, Virginia 20191

Sallie Mae, Inc.
2001 Edmund Halley Drive
Reston, Virginia 20191

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

Deutsche Bank Securities Inc.
60 Wall Street, 3rd Floor
New York, New York 10005